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                                                           Exhibit 10.19

                                 MERGER AGREEMENT


         This MERGER AGREEMENT (the "Agreement") is made as of December 17, 1999 by and among quepasa.com, inc., a Nevada corporation ("Quepasa"); eTrato Acquisition Inc., a Delaware corporation wholly owned by Quepasa (the "Merger Sub"); eTrato.com, Inc., a Delaware corporation ("eTrato"); and Verde Capital Partners, LLC, an Arizona limited liability company ("Verde"), Alphabit Media Ventures, LLC, a California limited liability company ("Alphabit"), Designet, S.A. de C.V., a Mexico corporation, and Designet Ventures, LLC, a California limited liability company (collectively "Designet") and Cruttenden Roth Incorporated, a California corporation ("CRI") (together the "Shareholders" and individually each a "Shareholder").

                                    RECITALS

         A. Quepasa wishes to acquire all of the outstanding capital stock of eTrato from the Shareholders.

         B. The parties desire the transaction to be structured in a manner that will qualify as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. Quepasa has caused the formation of Merger Sub for the purpose of accomplishing a tax-free triangular merger with eTrato.

         D. The parties have determined that it is in their respective best interests to merge eTrato with and into Merger Sub (the "Merger") and to undertake such other actions described herein, all on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I.

                                   THE MERGER

         In connection with the Merger, the respective boards of directors of Quepasa, the Merger Sub and eTrato have, by resolutions duly adopted, approved the following provisions of this Article 1 as the plan of merger required by the applicable provisions of the Delaware General Corporation Law ("Delaware Law"):

         1.1 The Merger. At the Effective Time (as defined in Section 1.3), in accordance with this Agreement and Delaware Law, eTrato shall be merged with and into Merger Sub, the separate existence of eTrato (except as such existence may be continued by operation of law) shall cease, and Merger Sub shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time. Merger Sub, in its capacity as the corporation surviving the Merger, sometimes is referred to herein as the "Surviving Corporation."
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         1.2 Effect of the Merger. The Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of Merger Sub and eTrato (collectively, the "Constituent Corporations"); all property, real, personal and mixed, and all accounts payable arising in the ordinary course of business and accrued expenses due on whatever account, and all debts, liabilities and duties due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the Surviving Corporation shall be responsible and liable for all liabilities and obligations of each of the Constituent Corporations, in each case in accordance with Delaware Law.

         1.3 Consummation of the Merger. As soon as is practicable after the satisfaction or waiver of the conditions set forth in Article 7, and in no event later than five business days after such satisfaction or waiver, the parties hereto will cause a certificate of merger relating to the Merger to be delivered to the Secretary of State of the State of Delaware in accordance with Delaware Law. The Merger shall be effective at such time as such certificate of merger is duly filed with the Secretary of State of the State of Delaware. The date and time when the Merger shall become effective is referred to as the "Effective Time."

         1.4 Certificate of Incorporation and Bylaws; Directors and Officers. The Certificate of Incorporation and Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation immediately after the Effective Time and shall thereafter continue to be its Certificate of Incorporation and Bylaws until amended as provided therein and under Delaware Law. The directors of Merger Sub holding office immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time. The officers of Merger Sub holding office immediately prior to the Effective Time shall be the officers (holding the same offices as they held with the Merger Sub) of the Surviving Corporation immediately after the Effective Time.

         1.5 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Merger Sub, eTrato or the holders of any of the following securities:

                  (a) All of the shares of common stock, par value $.001 per share, of eTrato (the "eTrato Common Stock") issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and converted into and become a right to receive 1,363,636 shares of common stock, $.001 par value per share, of Quepasa (the "Quepasa Common Stock") payable to the Shareholders pro rata (the "Quepasa Merger Shares").

                  (b) Each share of Series A Preferred Stock, par value $.001 per share, of eTrato (the "Series A Preferred Stock") issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and the outstanding shares of Series A Preferred Stock collectively shall be converted into the right to receive a promissory note substantially in the form as attached hereto as






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         Exhibit A payable by Quepasa, in the aggregate principal amount of
         $1,250,000 (the "Promissory Note").

                  (c) Each option or warrant to purchase shares of eTrato Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and extinguished and no payment shall be made with respect thereto.

                  (d) Each share of eTrato Common Stock and Series A Preferred Stock issued and outstanding immediately prior to the Effective Time and held in the treasury of eTrato shall automatically be canceled and extinguished and no payment shall be made with respect thereto.

                  (e) The number of shares set forth in subsection (a) above shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Quepasa Common Stock), reorganization, recapitalization or other like change with respect to Quepasa Common Stock occurring after the date hereof and prior to the Effective Time.

                  (f) Each share of common stock, par value $.001 per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

         1.6 Reorganization. The parties hereby adopt this Agreement as a "plan of reorganization" and shall consummate the Merger in accordance with Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. None of the parties shall take a reporting position inconsistent with the treatment of the Merger as a reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

         1.7 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall occur as soon as each of the conditions to Closing contained in Article VII are fulfilled or waived at the offices of Snell & Wilmer, L.L.P., One Arizona Center, Phoenix, Arizona 85004, or at such other place or at such other time as the parties may mutually agree upon.

         1.8 Delivery of Certificates, Escrow and Note. At the Closing, Quepasa shall deliver (i) to each of the Shareholders, a stock certificate representing fifty percent (50%) of the Quepasa Merger Shares each Shareholder is entitled to pursuant to Section 1.5 of this Agreement, (ii) to the Escrow Agent provided for in accordance with an Escrow Agreement to be agreed to by the parties, stock certificates representing the remaining Quepasa Merger Shares each Shareholder is entitled to pursuant to Section 1.5 and (iii) the Note to the holder of the Series A Preferred Stock. The Escrow Agreement shall provide (i) for release of one half of the escrowed shares within 3 months of the Closing and release of the remaining escrowed shares within 6 months of the Closing, subject to obligations payable within such time periods pursuant to Section 8.6 and the achievement of the






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Targets set forth below; (ii) that the Shareholders shall be entitled to all dividends and distributions paid on the escrowed shares; (iii) that the Shareholders shall be entitled to all voting rights relating to the escrowed shares; and (iv) that the escrowed shares will appear as issued and outstanding on the balance sheet of Quepasa. No Quepasa Merger Shares shall be released pursuant to the Escrow Agreement until the following targets are achieved by the Surviving Corporation: (i) aggregate gross revenue of $2,000,000, (ii) an English language version of the eTrato website shall be functional, and (iii) a unified shopping cart for both the English and Spanish language versions of the eTrato website shall be functional (the "Targets"); provided, however, all escrowed shares shall be released upon the occurrence of a "Change of Control" (as defined below). Quepasa agrees, consistent with its fiduciary obligations to its shareholders, to provide commercially responsible assistance to the Surviving Corporation in the achievement of the Targets. A "Change of Control" is a transaction constituting (i) a sale of all or substantially all of the assets of Quepasa or (ii) a merger, acquisition, consolidation or other transaction involving the transfer or issuance of at least 50% of the outstanding voting stock of Quepasa.

         1.9 Taking of Necessary Action; Further Action. Quepasa and the Merger Sub, on the one hand, and eTrato and the Shareholders, on the other hand, shall use all reasonable efforts to take all such actions (including without limitation actions to cause the satisfaction of the conditions of the other to effect the Merger) as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full possession of all the rights, privileges, immunities and franchises of the Constituent Corporations, or fully subject the Surviving Corporation to all debts and obligations of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of the Constituent Corporations or otherwise to take, and shall take, all such actions.

                                    ARTICLE 2

          REPRESENTATIONS AND WARRANTIES OF QUEPASA AND THE MERGER SUB

         Quepasa and the Merger Sub hereby represent and warrant to eTrato and the Shareholders that, as of the date hereof, and again at the Effective Time, except as set forth in a letter, dated as of the date hereof, furnished to eTrato and the Shareholders (the "Quepasa Disclosure Letter"):

         2.1 Organization and Qualification. Each of Quepasa and the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and the State of Delaware, respectively, and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted in every jurisdiction where the failure to do so would have a material adverse effect on its assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements. The copies of the Articles of Incorporation and Bylaws of Quepasa and the Certificate of Incorporation and Bylaws of the Merger Sub previously furnished to eTrato and the Shareholders reflect all amendments thereto and are correct and complete.





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         2.2 Authority Relative to This Agreement. Each of Quepasa and the
Merger Sub has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Quepasa and the Merger Sub and the consummation by Quepasa and the Merger Sub of the transactions contemplated hereby have been duly authorized by Quepasa and the Merger Sub, and no other corporate proceedings on the part of Quepasa or the Merger Sub are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by Quepasa and the Merger Sub and constitutes a valid and binding obligation of each, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity. Neither Quepasa nor the Merger Sub is subject to, or obligated under, any provision of (a) its Articles or Certificate of Incorporation, or its Bylaws, (b) any agreement, arrangement or understanding,
(c) any license, franchise or permit or (d) any law, regulation, order, judgment or decree, which would be breached, or violated, or in respect of which a right of termination or acceleration would arise or any encumbrance on any of its or any of its subsidiaries' assets would be created, by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby. Except for such filings to be made pursuant to Delaware Law in order to effect the Merger, National Market rules and federal and state securities laws and filings required under the HSR Act, which Quepasa agrees to make, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Quepasa or the Merger Sub for the consummation by Quepasa and the Merger Sub of the transactions contemplated by this Agreement.

         2.3 No Material Adverse Changes. Except as set forth in the Quepasa Business Reports (defined in Section 2.7) there has not been any material adverse change in the assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements of Quepasa.

         2.4 Validity of Stock. The Quepasa Merger Shares shall, when issued:
(i) be duly authorized, validly issued, fully paid and nonassessable and free of liens and encumbrances created by any person other than the Shareholders, and
(ii) be free and clear of any transfer restrictions, liens and encumbrances except for restrictions on transfer under applicable federal securities laws, including Rule 144 promulgated under the Securities Act of 1933, as amended, (the "Securities Act") except as provided for in the Escrow Agreement.

         2.5 Listing of Quepasa Common Stock. The Quepasa Common Stock is listed for trading on Nasdaq and (i) Quepasa and the Quepasa Common Stock meet the criteria for continued listing and trading on Nasdaq; (ii) Quepasa has not been notified by Nasdaq of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq and (iii) no suspension of trading in the Quepasa Common Stock is in effect.

         2.6 Capitalization. The authorized equity capitalization of Quepasa consists of 50,000,000 shares of Quepasa Common Stock and 5,000,000 shares of Preferred Stock. As of the date hereof, 14,452,921 shares of Quepasa Common Stock are issued and outstanding, all of which shares are validly issued, fully paid and nonassessable, and no shares of Preferred Stock are






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outstanding. Except as disclosed in the Quepasa Disclosure Letter to this
Agreement or in any Quepasa Business Report (defined in Section 2.7), there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Quepasa to issue or sell any shares of capital stock of Quepasa or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of Quepasa or of any other corporation, nor are there any stock appreciation, phantom stock or similar rights outstanding based upon the book value or any other attribute of Quepasa. No holders of outstanding shares of Quepasa Common Stock are entitled to any preemptive or other similar rights.

         2.7 Financial Statements and SEC Filings. Quepasa has delivered to the Shareholders true and correct copies of its Prospectus dated June 24, 1999, its Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1999 and September 30, 1999, its Current Reports on Form 8-K filed on August 2, 1999, August 10, 1999, September 3, 1999 and November 1, 1999, and its Registration Statement on Form S-8 filed October 1, 1999, constituting all filings made with the Securities and Exchange Commission (the "SEC") from and after June 24, 1999, the effective date of Quepasa's Registration Statement on Form S-1. Quepasa will also deliver to the Shareholders, on or before the Effective Time, any reports which are filed with the SEC after the date hereof and any other reports sent generally to its Shareholders after the date hereof, but not required to be filed with the SEC. (All such reports are collectively referred to hereinafter as the "Quepasa Business Reports"; and the financial statements, including the notes thereto, contained in the Quepasa Business Reports are collectively referred to hereinafter as the "Quepasa Financial Statements.") Quepasa has duly filed all reports required to be filed by it with the SEC under the Securities Act and the Securities Exchange Act of 1934, as amended, and no such report, nor any report sent to Quepasa's shareholders generally, contains any untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements in such report, in light of the circumstances under which they were made, not misleading. The Quepasa Financial Statements included in the Quepasa Business Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and present fairly the consolidated financial position, results of operations, and cash flows of Quepasa and its consolidated subsidiaries as of the dates and for the periods indicated therein, subject, in the case of unaudited interim statements, to normal year-end accounting adjustments and the absence of complete footnote disclosure. Except as set forth in the Quepasa Business Reports, Quepasa has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of Quepasa.

         2.8 Absence of Undisclosed Liabilities. Except as and to the extent stated in the Quepasa Financial Statements or the Quepasa Business Reports, Quepasa does not have any material liabilities or obligations (whether accrued, absolute, contingent, unliquidated, known, unknown or otherwise), other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in both subsections (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of Quepasa.





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         2.9 Litigation. Except as set forth in the Quepasa Disclosure Letter or
Business Reports, there are no actions, suits, proceedings, orders or investigations pending or threatened against Quepasa, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no basis known to Quepasa for any of the foregoing.

         2.10 No Commissions. Quepasa has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         2.11 No Liabilities of Merger Sub. Except for its obligations under this Agreement, the Merger Sub is not subject to any liabilities, obligations or claims, whether absolute or contingent, liquidated or unliquidated, known or unknown. The Merger Sub was formed solely for the purpose of consummating the transactions contemplated by this Agreement and has not engaged in any business or other activities for any other purpose.

         2.12 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Quepasa or the Merger Sub is required in connection with the consummation of the transactions contemplated by this Agreement except the filing of the Certificate of Merger with the Secretary of State of Delaware and the HSR Act filings required under Section 6.1.

         2.13 Disclosure. Neither this Agreement nor any of the exhibits hereto contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to the Shareholders which materially affects adversely or could reasonably be anticipated to materially affect adversely the business, including the operating results, assets, customer, supplier or employee relations and business prospects, of Quepasa.

         2.14     Reorganization Matters.

                  (a) Quepasa has, and at the Effective Time will have, no plan or intention to:

                           (i)    Liquidate Merger Sub;

                           (ii) Merge Merger Sub with or into any other corporation;

                           (iii) Sell or otherwise dispose of the stock of Merger Sub except for transfers of stock to corporations "controlled" (within the meaning of Section 368(c) of the Code) by Quepasa;





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                            (iv) Cause Merger Sub to sell or otherwise dispose
                  of any of the assets of Merger Sub or assets acquired in the Merger from eTrato except for (i) sales or other dispositions made in the ordinary course of business, (ii) transfers described in Section 368(a)(2)(C) of the Code; (iii) transfers to members of the "qualified group" (within the meaning of Treasury Regulations Section 1.368-1(d)(4)(ii)) encompassing Quepasa (the "Quepasa Group") following the Effective Time, or
                  (iv) transfers to a partnership if either (x) members of the Quepasa Group, in the aggregate, own a significant interest in that partnership business or (y) one or more members of the Quepasa Group have active and substantial management functions as a partner with respect to that partnership business;

                            (v) Cause Merger Sub to issue additional shares of
                  stock that would result in Quepasa losing "control" (within the meaning of Section 368(c) of the Code) of Merger Sub following the Effective Time;

                            (vi) Cause Merger Sub or the Quepasa Group following
                  the Effective Time to discontinue the historic business conducted by eTrato preceding the Effective Time or fail to use in a business a significant portion of the assets held by eTrato immediately preceding the Effective Time;

                            (vii) Acquire or cause any person "related" (within
                  the meaning of Treasury Regulations Section 1.368-1(e)(3)) to Quepasa to acquire any of the Quepasa Common Stock issued in the Merger; or

                            (viii) Take any action that might otherwise cause
                  the Merger not to be treated as a "reorganization" within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

                  (b) Prior to the Effective Time, neither Quepasa nor any person "related" to Quepasa will, "in connection with" the Merger, acquire any shares of eTrato capital stock. For purposes hereof, the term "related" has the meaning in Treasury Regulations Section 1.368-1(e)(3) and the term "in connection with" has the meaning in Treasury Regulations Section 1.368-1(e)(2).

                  (c)      At the Effective Time:

                           (i) Quepasa will own all of the outstanding stock of Merger Sub;

                           (ii) Merger Sub will own all of the assets ever owned by Merger Sub; and

                           (iii) Neither Quepasa nor Merger Sub will be, nor will either of Quepasa or Merger Sub have been at any time during the five-year period preceding the Effective Time, the owner for federal income tax purposes of shares of eTrato capital stock.





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                  (d) Quepasa has, and at the Effective Time will have, no plan or intention to adopt any stock repurchase plan other than a plan that will limit repurchases of Quepasa Common Stock to repurchases made on the open market on an established securities exchange through a broker pursuant to an arrangement that will preclude Quepasa from knowing the identity of the seller and seller from knowing the identity of the purchaser.


                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF ETRATO

         eTrato hereby represents and warrants to Quepasa and Merger Sub that, as of the date hereof and again at the Effective Time, except as set forth in a letter, dated as of the date hereof, furnished to Quepasa and Merger Sub (the "eTrato Disclosure Letter"):

         3.1 Organization and Qualification. eTrato is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted. eTrato is duly qualified to do business in every jurisdiction where the failure to do so would have a material adverse change in its assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements. The copies of eTrato's Restated Certificate of Incorporation and Bylaws which have been furnished by eTrato to Quepasa prior to the date of this Agreement reflect all amendments made thereto and are correct and complete.

         3.2 Authority Relative to this Agreement. eTrato has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by eTrato and the consummation by eTrato of the transactions contemplated hereby have been duly authorized by the Board of Directors of eTrato and have been duly approved by the Shareholders, and no other corporate proceedings on the part of eTrato are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by eTrato and constitutes a valid and binding obligation of eTrato, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity. Except as set forth in the eTrato Disclosure Letter, eTrato is not subject to, or obligated under, any provision of (a) its Restated Certificate of Incorporation or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or
(d) any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration would arise or any encumbrance on any of its assets would be created, by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby. Except for such filings to be made pursuant to Delaware Law in order to effect the Merger and filings required under the HSR Act, no authorization, consent or approval of, or filing with, any public body, court






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
or authority is necessary on the part of eTrato for the consummation by eTrato of the transactions contemplated by this Agreement.

         3.3 Capitalization and Voting Rights. The authorized capital stock of eTrato consists of:

                  (a) Preferred Stock. One Million Five Hundred Thousand (1,500,000) shares of Preferred Stock, par value $0.001, One Hundred Twenty-Five Thousand (125,000) of which have been designated Series A Preferred Stock and One Hundred Twenty Five Thousand (125,000) shares of which are issued and outstanding. The rights, privileges and preferences of the Series A Preferred Stock are as stated in eTrato's Certificate of Incorporation.

                  (b) Common Stock. Three Million Five Hundred Thousand (3,500,000) Shares of common stock, par value $0.001, of which Three Hundred Nine Thousand (309,000) shares are issued and outstanding immediately prior to Closing.

                  (c) The outstanding shares of eTrato Common Stock and Series A Preferred Stock are owned by the Shareholders and in the numbers specified in the eTrato Disclosure Letter.

                  (d) The outstanding shares of eTrato Common Stock and Series A Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws, or pursuant to valid exemptions therefrom.

                  (e) Except for the Series A Preferred Stock and the rights provided in Section 5.1 of the eTrato Shareholders Agreement, dated November 23, 1999 by and between each of the Shareholders (the "Shareholders Agreement"), there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from eTrato of any shares of its capital stock. eTrato has reserved 37,500 shares of eTrato Common Stock for purchase upon exercise of options to be granted in the future under eTrato's 1999 Stock Option Plan, none of which have been issued or granted. Except for the voting rights set forth in the Restated Certificate of Incorporation and the Shareholders Agreement, eTrato is not a party or subject to any agreement or understanding, and, to eTrato's knowledge, there is no agreement or understanding between any persons or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of eTrato.

         3.4 Balance Sheet. eTrato has provided Quepasa with an unaudited balance sheet, dated as of December 17, 1999 (the "Balance Sheet"), a statement of profit and loss from November 1, 1999 through December 17, 1999, and a statement of cash flows from November 1, 1999 through December 17, 1999 (the "Cash Statements"). The Balance Sheet presents fairly in







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all material respects the assets and liabilities of eTrato as of the date thereof, subject to normal year-end accounting adjustments and the absence of footnote disclosure. Except as set forth in the Balance Sheet, eTrato has no material liabilities or obligations (whether accrued, absolute, contingent, unliquidated, known, unknown or otherwise), other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in both subsections (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of eTrato. The Cash Statements present fairly in all material respects the information purported to be presented therein.

         3.5 No Material Adverse Changes. Except as disclosed in the eTrato Disclosure Letter, since November 30, 1999 there has not been a material adverse change in the business or assets of eTrato. Without limiting the foregoing, since November 30, 1999 there has not been:

                  (a) any change in the assets, liabilities, financial condition or operating results of the eTrato from that reflected in the Balance Sheet, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                  (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of eTrato (as such business is presently conducted);

                  (c) any waiver by eTrato of a material right or of a material debt owed to it;

                  (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by eTrato, except (i) in the ordinary course of business and (ii) that is not material to the assets, properties, financial condition, operating results or business of eTrato (as such business is presently conducted);

                  (e) any material change or amendment to a material contract or arrangement by which eTrato or any of its assets or properties is bound or subject;

                  (f) any material change in any compensation arrangement or agreement with any employee;

                  (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                  (h) any resignation or termination of employment of any key officer of eTrato; and eTrato, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                  (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of eTrato;

                  (j) any mortgage, pledge, transfer of a security interest in, or lien, created by eTrato, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                  (k) any loans or guarantees made by eTrato to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                  (l) any declaration, setting aside or payment or other distribution in respect of any of eTrato's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by eTrato;

                  (m) to eTrato's knowledge, any other event or condition of any character that might be reasonably expected to materially and adversely affect the assets, properties, financial condition, operating results or business of eTrato (as such business is presently conducted); or

                  (n) any agreement or commitment by eTrato to do any of the things described in this Section 3.5.

         3.6 Litigation. There are no actions, suits, proceedings, orders or investigations pending or threatened against eTrato, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no basis known to eTrato for any of the foregoing.

         3.7 Subsidiaries. eTrato does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. eTrato is not a participant in any joint venture, partnership, or similar arrangement.

         3.8 Patents and Trademarks. eTrato has sufficient ownership or rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without, to its knowledge, any conflict with or infringement of the rights of others. The eTrato Disclosure Letter lists all patents, trademarks and servicemarks, and pending applications therefor. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is eTrato bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. eTrato has not received any communications alleging that eTrato has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. eTrato is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to eTrato or that would conflict with eTrato's business as now conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of eTrato's business by the employees of eTrato, nor the conduct of eTrato's business as now conducted, will, to eTrato's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. eTrato does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by eTrato. eTrato has taken all commercially reasonable action necessary to protect such trademark.

         3.9 Compliance with Other Instruments. eTrato is not in violation or default of any provision of its Restated Certificate of Incorporation or Bylaws, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to eTrato's knowledge, of any provision of any federal or state statute, rule or regulation applicable to eTrato. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of eTrato or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization, or approval applicable to eTrato, that adversely affects its business as now conducted or proposed to be conducted immediately following the Closing, or its properties or its financial condition.

         3.10     Agreements; Action

                  (a) Except as set forth in the eTrato Disclosure Letter, there are no agreements, understandings or proposed transactions between eTrato and any of its officers, directors, affiliates, or any affiliate thereof.

                  (b) Except as set forth in the eTrato Disclosure Letter, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which eTrato is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to, eTrato in excess of $20,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from eTrato (other than the license of eTrato's software and products in the ordinary course of business), or
         (iii) provisions restricting or affecting the development, manufacture or distribution of eTrato's products or services, or (iv) indemnification by eTrato with respect to infringements of proprietary rights.

                  (c) eTrato has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $20,000 or, in the case of indebtedness and/or liabilities individually less than $20,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities eTrato has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  (e) eTrato is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate of Incorporation or Bylaws, that adversely affects its business as now conducted or proposed to be conducted immediately following the Closing, or its properties or its financial condition.

         3.11 Related Party Transactions. Except as disclosed in the eTrato Disclosure Letter, no employee, officer, or director of eTrato or member of his or her immediate family is indebted to eTrato, nor is eTrato indebted (or committed to make loans or extend or guarantee credit) to any of them. To eTrato's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which eTrato is affiliated or with which eTrato has a business relationship, or any firm or corporation that competes with eTrato, except that employees, officers, or directors of eTrato and members of their immediate families may own up to one percent (1%) of the stock in each publicly traded company that may compete with eTrato. Except as disclosed in the eTrato Disclosure Letter, no member of the immediate family of any officer or director of eTrato is directly or indirectly interested in any material contract with eTrato.

         3.12 Permits. eTrato has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of eTrato. eTrato is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

         3.13 Employee Benefit Plans. Except for the eTrato 1999 Stock Option Plan, eTrato does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

         3.14 Tax Returns, Payments and Elections. eTrato has filed all tax returns and reports (including information returns and reports) as required to be filed by it by law as of the date hereof or at the Effective Time. These returns and reports are true and correct in all material respects. eTrato has paid, or will pay prior to becoming delinquent, all taxes shown to be due and payable on such returns and reports, and any assessments imposed, except those contested by eTrato in good faith and disclosed to Quepasa. eTrato has not elected pursuant to the Code to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material adverse effect on eTrato, its financial condition, its business as presently conducted or any of its properties or material assets. eTrato is not aware of any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge, nor is eTrato aware that any of eTrato's federal income tax returns or any of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Balance Sheet, eTrato has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and eTrato has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. To eTrato's knowledge, eTrato has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

         3.15 Minute Books. The minute book of eTrato provided to Quepasa contains a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

         3.16 Labor Agreements and Actions; Employee Compensation. eTrato is not bound by or subject to (and none of its assets or properties is bound by or subject to) any contract, commitment or arrangement with any labor union, and no labor union has requested or, to eTrato's knowledge, has sought to represent any of the employees, representatives or agents of eTrato. There is no strike or other labor dispute involving eTrato pending, or to eTrato's knowledge, threatened, that could have a material adverse effect on the assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements of eTrato (as such business is now conducted), nor is eTrato aware of any labor organization activity involving its employees. eTrato is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with eTrato, nor does eTrato have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of eTrato is terminable at the will of eTrato. To eTrato's knowledge, eTrato has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. eTrato is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

         3.17 Year 2000 Compliance. eTrato has advised Quepasa and the Merger Sub of all action taken by eTrato to determine the effect on eTrato's business by reason of the advent of the year 2000, and have provided Quepasa and the Merger Sub with copies of all material reports with respect to year 2000 issues, whether prepared internally or by an outside consultant.

         3.18 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of eTrato is required in connection with the consummation of the transactions contemplated by this Agreement, except the filing of the Certificate of Merger with the Secretary of State of Delaware and the HSR Act filings required under
Section 6.1.

         3.19 Proprietary Information Agreements. Except as set forth on the eTrato Disclosure Letter, each employee, officer and consultant of eTrato has executed a Proprietary Information and Inventions Agreement in the form provided to Quepasa. eTrato is not aware that any of its employees, officers or consultants are in violation thereof.

         3.20 Title to Property and Assets. To its knowledge, eTrato owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair eTrato's ownership or use of such property or assets. With respect to the property and assets it leases, eTrato is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

         3.21 Insurance. eTrato has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. eTrato has in full force and effect product liability and errors and omissions insurance in amounts customary for companies similarly situated.

         3.22 Disclosure. Neither this Agreement nor any of the exhibits hereto contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to Quepasa which materially affects adversely or could reasonably be anticipated to materially affect adversely the business, including the operating results, assets, customer, supplier or employee relations and business prospects, of eTrato.

                                    ARTICLE 4

         ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         Each Shareholder, severally and jointly, represents and warrants to Quepasa and Merger Sub only with respect to itself and its own circumstances as of the date hereof and again at the Effective Time, the following:

         4.1 Authority. The Shareholder has the power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly executed by the Shareholder and constitutes a valid and binding obligation of the Shareholder, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity. The Shareholder is not subject to, or obligated under, any agreement, arrangement or understanding, or any law, regulation, order, judgment or decree, that would be breached or violated, or in respect of which a right of termination or acceleration would arise or any encumbrance on any of its assets would be created, by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby. No authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of the Shareholder for the consummation by it of the transactions contemplated by this Agreement.

         4.2 Stock Ownership. The Shareholder represents that it is the legal and beneficial owner of the number of shares of eTrato Common Stock or Series A Preferred Stock, as applicable, set forth opposite its name in the eTrato Disclosure Letter free and clear of all restrictions, liens and encumbrances other than restrictions under federal and state securities laws and as set forth in the Shareholders Agreement.

         4.3 Purchase Entirely for Own Account. The Quepasa Merger Shares to be received by each respective Shareholder will be acquired for investment for the Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Shareholder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Quepasa Merger Shares.

         4.4 Disclosure of Information. The Shareholder believes it has received all the information it considers necessary or appropriate for deciding whether to receive the Quepasa Merger Shares. The Shareholder further represents that it has had an opportunity to ask questions and receive answers from Quepasa regarding the business, properties, prospects and financial condition of Quepasa. The foregoing, however, does not limit or modify the representations and warranties of Quepasa in Article 2 of this Agreement or the right of the Shareholder to rely thereon.

         4.5 Investment Experience. The Shareholder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment of owning the Quepasa Merger Shares.

         4.6 Restricted Securities. The Shareholder understands that the Quepasa Merger Shares it is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Shareholder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         4.7 Holding Period. The Shareholders agree that, for a period of one year from the Effective Time, they will not transfer or otherwise dispose of the Quepasa Merger Shares being issued to each Shareholder pursuant to the terms of this Agreement.

         4.8 Legend. It is understood that the certificates evidencing the Quepasa Merger Shares may bear the following legend:

                  "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel reasonably satisfactory to Quepasa that such registration is not required or unless sold pursuant to Rule 144 of such Act."


                                    ARTICLE 5

                     CONDUCT OF BUSINESS PENDING THE MERGER

         5.1 Conduct of Business Pending the Merger. eTrato and the Shareholders covenant and agree that, prior to the Effective Time, unless Quepasa shall otherwise agree in writing or as otherwise expressly contemplated or permitted by this Agreement:

                  (a) The businesses of eTrato shall be conducted in the ordinary course, on an arm's length basis and in accordance in all material respects with all applicable laws, rules and regulations and past custom and practice; eTrato shall maintain its facilities in good operating condition, ordinary wear and tear excepted; and eTrato shall use its reasonable best efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it;

                  (b) eTrato shall not, directly or indirectly, do or permit to occur any of the following: (i) issue, sell, pledge, dispose of or encumber (A) any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its capital stock, or (B) any of its assets, except in the ordinary course of business; (ii) amend or propose to amend its Restated Certificate of Incorporation or Bylaws; (iii) split, combine or reclassify any outstanding shares of eTrato Common Stock, or declare, set aside or pay any dividend of other distribution payable in cash, stock, property or otherwise with respect to shares of eTrato Common Stock; (iv) redeem, purchase or acquire or offer to acquire any shares of eTrato Common Stock or other securities of eTrato; (v) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof;
         (vi) incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice; (vii) make any investments other than short-term United States Treasury obligations or short-term certificates of deposit of a commercial bank or trust company; or (viii) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 5.1(b);

                  (c) eTrato shall not, directly or indirectly, enter into or modify any contract, agreement or understanding, written or oral, that involves consideration or performance of eTrato of a value exceeding $50,000 or a term exceeding one year;

                   (d) Except as required by law, rule or regulation, eTrato shall not (i) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officers or directors or consultants; or (ii) take any action with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any increase of benefits payable in effect on the date hereof;

                  (e) eTrato shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director; and

                  (f) eTrato (i) shall not take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at, or at any time prior to, the Effective Time; and (ii) shall notify Quepasa of any emergency or other change in the normal course of its business or in the operation of its properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would reasonably be expected to be material, alone or in the aggregate, to the business, operations or financial condition of eTrato or to eTrato's, Quepasa's or the Merger Sub's ability to consummate the transactions contemplated by this Agreement.


                                    ARTICLE 6

                              ADDITIONAL AGREEMENTS

         6.1 HSR Act Filings. To the extent required by law, eTrato on the one hand and Quepasa and Merger Sub on the other shall each file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") any notifications required to be filed by their respective "ultimate parent entities" under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the transactions contemplated herein. Each party shall be responsible for all expenses incurred in the preparation of their respective HSR Act filings and each of Quepasa and the Shareholders as a group, shall be responsible for half of the aggregate filing fees to be paid in connection with the HSR Act filings. The parties shall use their reasonable best efforts to make such filings promptly, to respond to any requests for additional information made by either the FTC or DOJ, and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date.

         6.2 Registration Rights. At the Effective Time, Quepasa and the Shareholders shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit B (the "Registration Rights Agreement").

         6.3 Non-Compete Agreement. Each Shareholder, shall, at the Effective Time, enter into a non-compete agreement substantially in the form set forth hereto as Exhibit C.

         6.4 Employment Agreements. At the Effective Time, Quepasa and Elias Terman, Joe Belluomini and Leo Hurtado shall have entered into employment agreements substantially in the form attached hereto as Exhibit D.

         6.5 Listing of Shares. Quepasa will cause, at its own expense, the Quepasa Merger Shares to be listed on the Nasdaq National Market or any other exchange or trading system on which its common stock regularly trades.

         6.6 Expenses. Except as provided in Section 6.1 and Section 6.5 herein, each party to this Agreement (Quepasa on the one hand and each of the Shareholders on the other hand, for itself and eTrato) shall bear their own expenses in connection with this Agreement and the transactions contemplated herein. Notwithstanding the foregoing, in the event any party materially breaches the terms of this Agreement prior to the Effective Time and the Merger is not consummated, the breaching party agrees to pay the nonbreaching party an amount equal to all of the expenses incurred by the nonbreaching party in connection with the preparation and negotiation of this Agreement and any other matters otherwise related to the transactions contemplated herein, including but not limited to all fees and expenses incurred by the nonbreaching party to accountants and attorneys. Nothing herein shall be deemed to limit the right or remedy of a party in the event of a material breach of this Agreement by the other party.

         6.7 Taxes. At the Closing, the Shareholders shall be responsible for any sales, transfer or other similar taxes (excluding income taxes) which result from the Merger.

         6.8 Notification of Certain Matters. Each party shall give prompt notice to the others of (a) the occurrence or failure to occur of any event, which occurrence or failure would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue or inaccurate at, or at any time prior to, the Effective Time, and (b) any material failure of such party, or any officer, director, shareholder, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         6.9      Access to Information; Confidentiality.

                  (a) Quepasa and eTrato shall each have the opportunity to make a complete due diligence review of the books, records, business and affairs of the other.

                  (b) To facilitate the due diligence review, Quepasa and eTrato shall provide to each other and each other's agents complete access to all of each other's records and documents, shall provide each other with personal, bank and professional references, and shall use reasonable efforts to make available for consultation customers and suppliers.

                  (c) Each party agrees that all non-public information provided to the other will be treated as confidential, and if this Agreement is terminated, will return to the other party all confidential documents (and all copies thereof) in its possession, or will certify to the other that all such documents not returned have been destroyed. Further, regardless of whether this Agreement is terminated, each party shall continue to hold all confidential information of the other in strictest confidence. Non-public information shall not include any information which a party can demonstrate: (i) was already in such party's possession prior to negotiations related to this transaction;
         (ii) is or becomes publicly and openly known and in the public domain through no fault of such party; or (iii) is received by such party in a non-confidential manner from a third party having the right to disclose such information.

                                    ARTICLE 7

                                   CONDITIONS

         7.1 Conditions to Obligations of Each Party To Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) there shall not be pending by or before any court or other governmental body an order or injunction restraining or prohibiting the transactions contemplated hereby.

                  (b) no party hereto shall have terminated this Agreement as permitted herein; and

                  (c) the applicable waiting period under the HSR Act relating to all transactions contemplated by this Agreement shall have expired or been terminated.

         7.2 Additional Conditions to Obligation of eTrato and the Shareholders. The obligation of eTrato and the Shareholders to effect the Merger is also subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) the representations and warranties of Quepasa and the Merger Sub set forth in Article 2 that are qualified by materiality shall be true and correct and the representation and warranties of Quepasa and the Merger Sub that are not so qualified shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time, and each of Quepasa and the Merger Sub shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time;

                  (b) Quepasa shall have furnished to eTrato a certificate in which Quepasa and the Merger Sub shall certify that neither Quepasa nor Merger Sub has any reason to believe that the conditions set forth in
         Section 7.2(a) have not been fulfilled;

                  (c) Quepasa shall have furnished to the Shareholders (i) a copy of the text of the resolutions by which the corporate action on the part of Quepasa and the Merger Sub necessary to approve this Agreement, the Merger and the issuance of the Quepasa Merger Shares were taken and (ii) certificates executed on behalf of Quepasa certifying, in each case, that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded;

                  (d) Quepasa shall have issued to each Shareholder and the Escrow Agent, certificates for the number of shares of Quepasa Common Stock to which such Shareholder is entitled pursuant to Section 1.5 hereof.

                  (e) Opinions of Brownstein, Hyatt & Farber, P.C. and/or, Kummer Kaempfer Bonner & Renshaw based on customary reliance and subject to customary qualifications, addressed to eTrato and the Shareholders to the effect that:

                           (i) Quepasa is a corporation validly existing and in
                  good standing under the laws of the State of Nevada.

                           (ii) The Merger Sub is a corporation validly existing
                  and in good standing under the laws of the State of Delaware.

                           (iii) Quepasa has the corporate power to consummate
                  the transactions on its part contemplated by this Agreement. Quepasa has duly taken all requisite corporate action to authorize this Agreement and the articles of merger contemplated in Section 1.3; this Agreement has been duly executed and delivered by Quepasa and constitutes a valid and binding obligation of Quepasa, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity; Quepasa is not subject to, or obligated under, any provision of its Articles of Incorporation or Bylaws, which would be breached or violated by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby; and, to counsel's knowledge, Quepasa is not required to obtain any material consents from any third party for the consummation of the actions contemplated herein, which consent has not been obtained.

                           (iv) The Merger Sub has the corporate power to
                  consummate the transactions on its part contemplated by this Agreement. The Merger Sub has duly taken all requisite corporate action to authorize this Agreement and the articles of merger contemplated in Section 1.3; and this Agreement and such articles of merger have been duly executed and delivered by the Merger Sub and constitute valid and binding obligations of the Merger Sub, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity; the Merger Sub is not subject to, or obligated under, any provision of its Articles of Incorporation or Bylaws, which would be breached or violated by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby; and to counsel's knowledge, the Merger Sub is not required to obtain any material consents from any third party for the consummation of the actions contemplated herein, which consent has not been obtained.

                           (v) The Quepasa Merger Shares have been duly
                  authorized and validly issued, fully paid and non-assessable.

                           (vi) Except as disclosed in the Quepasa Disclosure
                  Letter or Business Reports, to counsel's knowledge, there are no actions, suits, proceedings, orders or investigations threatened, instituted or pending against Quepasa, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

                           (vii) No actions are required to be taken in order to
                  make the Merger effective under Delaware Law which have not been taken on or prior to the delivery of such letter except the delivery of the articles of merger contemplated in Section 1.3 to the Secretary of State of the State of Delaware, and the filing thereof by the Secretary of State, in accordance with Delaware Law;

                  (f) Quepasa shall have obtained each consent and approval necessary in order that the Merger and the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on any of Quepasa's assets pursuant to the provisions of, any agreement, arrangement or understanding or any license, franchise or permit;

                  (g) Between the date hereof and the Effective Time, (i) there shall have been no material adverse change in the assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements of Quepasa, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of Quepasa and (iii) none of the properties and assets of Quepasa shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages would have a material adverse effect on the assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements of Quepasa, and Quepasa shall have delivered to the Shareholders a certificate, dated as of the Effective Time to that effect; and

                  (h) All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to eTrato's counsel, and eTrato and its counsel shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

         7.3 Additional Conditions to Obligations of Quepasa and the Merger Sub. The obligations of Quepasa and the Merger Sub to effect the Merger are also subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) the representations and warranties of eTrato and the Shareholders set forth in Article 3 and Article 4 respectively that are qualified by materiality shall be true and correct and the representation and warranties of eTrato and the Shareholders that are not so qualified shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time, and each of eTrato and the Shareholders shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time;

                  (b) eTrato shall have furnished to Quepasa a certificate in which eTrato and the Shareholders shall certify that they have no reason to believe that the conditions set forth in Section 7.3(a) have not been fulfilled;

                  (c) eTrato shall have furnished to Quepasa (i) a copy of the text of the resolutions by which the Board of Directors and Shareholders of eTrato approved this Agreement (including, without limitation, the plan of merger contained herein) and the Merger; and
         (ii) a certificate executed on behalf of eTrato by its corporate secretary certifying to Quepasa that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded;

                  (d) The Shareholders shall have delivered the original certificate(s) for the shares of eTrato Common Stock or Series A Preferred Stock, as applicable, duly endorsed to the Surviving Corporation for cancellation;

                  (e) Quepasa shall have received a letter addressed to Quepasa from Snell & Wilmer, L.L.P., based on customary reliance and subject to customary qualifications, to the effect that:

                           (i) eTrato is a corporation validly existing and in
                  good standing under the laws of the State of Delaware.

                           (ii) The authorized capital of eTrato consists of
                  3,500,000 shares of common stock, having a par value of $.001 per share and 1,500,000 shares of Preferred Stock, having a par value of $.001, of which 125,000 have been designated Series A Preferred Stock;

                           (iii) eTrato has the corporate power to consummate
                  the transactions on its part contemplated by this Agreement. eTrato has duly taken all requisite corporate action to authorize this Agreement and the articles of merger contemplated in Section 1.3; this Agreement and such articles of merger have been duly executed and delivered by eTrato and constitute valid and binding obligations of eTrato, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity; eTrato is not subject to, or obligated under, any provision of its Certificate of Incorporation or Bylaws which would be breached or violated, or in respect of which a right of termination or acceleration would arise or any encumbrance on any of its assets would be created, by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby; and to counsel's knowledge, eTrato is not required to obtain any material consents from any third party for the consummation of the actions contemplated herein, which consent has not been obtained.

                           (iv) Except as disclosed in the eTrato Disclosure
                  Letter, to counsel's knowledge, there are no actions, suits, proceedings, orders or investigations threatened, instituted or pending against eTrato, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

                           (v) No actions are required to be taken in order to
                  make the Merger effective under Delaware Law which have not been taken on or prior to the delivery of such letter except the delivery of the articles of merger contemplated in Section
                  1.3 to the Secretary of State of the State of Delaware, and the filing thereof by the Secretary of State, in accordance with Delaware Law.

                  (f) eTrato and each of the Shareholders shall have obtained each consent and approval necessary in order that the Merger and the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on any of eTrato's assets pursuant to the provisions of, any agreement, arrangement or understanding or any license, franchise or permit;

                  (g) Between the date hereof and the Effective Time, (i) there shall have been no material adverse change in the assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements of eTrato, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of eTrato and (iii) none of the properties and assets of eTrato shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a material adverse effect on the assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements of eTrato, and eTrato and the Shareholders shall have delivered to Quepasa a certificate, dated as of the Effective Time to that effect;

                  (h) Quepasa shall have received an opinion from H. C. Wainwright & Co., Inc., in form and substance reasonably satisfactory to Quepasa, to the effect that the terms of the Merger are fair from a financial point of view; and

                  (i) All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Quepasa's counsel, and Quepasa and its counsel shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                                    ARTICLE 8

                                   INDEMNITIES

         8.1 Survival of Representations and Warranties. All representations and warranties made by Quepasa, the Merger Sub, eTrato and the Shareholders in this Agreement shall survive for six months from the date of this Agreement and no claim for any breach thereof may be made unless notice thereof is given to the other party prior to such date; provided, however, that the representations and warranties contained in Section 3.14 shall survive until the end of the applicable statute of limitations and the representations and warranties contained in Section 4.2 shall survive for ten (10) years; and provided further, however, that the limitations on survival shall not apply to any breach of this Agreement constituting fraud.

         8.2 Shareholders Agreement to Indemnify. Subject to the limitations in this Article 8, the Shareholders, severally and jointly, agree to indemnify and hold harmless Quepasa and Merger Sub and their respective directors, officers, employees and agents from and against all proceedings, judgments, decrees, demands, claims, actions, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs (collectively referred to as "Losses") asserted against or incurred by Quepasa, Merger Sub or their respective directors, officers, employees or agents resulting from a breach of any covenant, agreement, representation or warranty of eTrato or the Shareholders contained in this Agreement or the exhibits hereto.

         8.3 Quepasa and the Merger Sub's Agreement to Indemnify. Subject to the limitations in this Article 8, Quepasa and the Merger Sub hereby agree to indemnify and hold harmless the Shareholders and their agents from and against all Losses asserted against or incurred by the Shareholders or their agents resulting from a breach of any covenant, agreement, representation or warranty of Quepasa or Merger Sub contained in this Agreement or the exhibits hereto.

         8.4 Notice of Claim. Any party who has a claim which would give rise to liability pursuant to this Article 8 shall give prompt notice to all other parties of such claim, together with a reasonable description thereof. With respect to any claim by a third party which is covered by the indemnifications contained hereunder, the party obligated to indemnify shall be afforded the opportunity, at its expense, to defend or settle such claim if, within 10 days of notice thereof, it acknowledges in writing its indemnification obligation hereunder, utilizes counsel reasonably satisfactory to the indemnified party, commences such defense promptly and pursues such defense with diligence; provided, however, that such indemnifying party shall secure the consent of the indemnified party to any settlement, which consent shall not be unreasonably withheld. If an indemnified party defends any claim hereunder, such party shall use reasonable efforts in such defense and to mitigate Losses arising thereunder, and shall not settle any claim without the consent of the indemnifying party, which shall not be unreasonably withheld.

         8.5      Certain Limitations.

                  (a) Cap. The Shareholders' indemnification liability under
Section 8.2 and Quepasa's indemnification liability under Section 8.3 shall be limited to the aggregate amount of consideration paid to the Shareholders hereunder (the "Cap"), and such amounts shall be the exclusive remedies of each of the parties in any cause of action based thereon (subject to the exception in Section 8.5(c)) against the parties for any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by the parties to this Agreement or in any certificate, document or instrument delivered by or on behalf of any party pursuant hereto.

                  (b) Basket. In no event shall the Shareholders as a party on the one hand or Quepasa as a party on the other hand be required to indemnify the other party for any Losses relating to any matter subject to indemnification under this Article 8, unless and until such Losses exceed in the aggregate $150,000 (the "Basket"), in which event all such Losses in excess of the Basket shall be recoverable by the indemnified party.

                  (c) Fraud. The Basket and Cap shall not apply to any breach of this Agreement constituting fraud.

         8.6 Satisfaction of Obligations. If an indemnifying party becomes obligated to indemnify another party with respect to any claim for indemnification hereunder and the amount of liability with respect thereto shall have been finally determined, subject to the limitations set forth in Section 8.5, the indemnifying party shall pay such amount to the indemnified party within ten days following receipt by the indemnifying party of written demand from the indemnified party. Quepasa and Merger Sub shall be obligated to satisfy any obligation pursuant to such claims for indemnification against the Shareholders by first, directing the Escrow Agent to return a number of Quepasa Merger Shares to Quepasa and Merger Sub equal to the amount of such finally determined obligation divided by $11.00 and, second, after no additional Quepasa Merger Shares remain subject to the Escrow Agreement, asserting the claim against the Shareholders directly.

         8.7 Exclusive Remedy. The rights and remedies provided for in this Agreement (including the rights to indemnification) shall be exclusive and no other rights and remedies that may exist at law or in equity may be asserted against a party.


                                    ARTICLE 9

                        TERMINATION, AMENDMENT AND WAIVER

         9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by mutual consent of a duly authorized officer of Quepasa, eTrato and each of the Shareholders;

                  (b) by either party if the other party breaches any of its material representations, warranties or covenants contained herein and, if such breach is curable, is not cured within fifteen (15) business days after notice thereof;

                  (c) by either party if obligations to close the transactions contemplated by this Agreement shall become incapable of satisfaction; or

                  (d) by any of Quepasa, eTrato or the Shareholders if the Merger shall not have been consummated by March 31, 2000 or such later date as may be agreed upon by the parties;

provided, however, that no party shall have the right to terminate this Agreement unilaterally if the event giving rise to such right shall be primarily attributable to such party or to any affiliated party.

         9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall become void and there shall be no liability or further obligation hereunder on the part of Quepasa, the Merger Sub, eTrato, the Shareholders or their respective shareholders, officers or directors, except as set forth in Section 6.9 and Article 8 hereof and except for liability arising from a willful breach of this Agreement.

         9.3 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

         9.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreements of any other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit.

                                   ARTICLE 10

                               GENERAL PROVISIONS

         10.1 Public Statements. Except as required by applicable law, no party shall make any public announcement or statement with respect to the Merger, this Agreement or any related transaction without the approval of the other parties, which approval will not be unreasonably withheld. Each party agrees to consult with the other parties prior to issuing any such public announcement or statement.

         10.2 Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telecopier, by recognized overnight courier service, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

                  If to Quepasa or
                    the Merger Sub:             quepasa.com, inc.
                                                400 East Van Buren, 4th Floor
                                                Phoenix, Arizona  85004
                                                FAX:  602-716-0200
                                                Attn:  Gary Trujillo

                  With a copy to:               Brownstein, Hyatt & Farber, P.C.
                                                410 17th Street, 22nd Floor
                                                Denver, Colorado 80202
                                                FAX:  303-223-1111
                                                Attn:  Jeffrey Knetsch

                  If to eTrato:                 eTrato.com, Inc.
                                                1111 Harrison Street
                                                San Francisco, California  94103
                                                FAX:  415-242-9343
                                                Attn:  Joe Belluomini

                  With a copy to:        Crosby, Heafey, Roach & May
                                         Professional Corporation
                                         Four Embarcadero Center
                                         Suite 1900
                                         San Francisco, California  94111
                                         FAX:  415-391-8269
                                         Attn:  Matthew P. Fisher

                  If to Verde:           Verde Capital Partners, LLC
                                         2525 East Camelback Road
                                         Suite 1150
                                         Phoenix, Arizona  85016
                                         FAX:  602-522-3159
                                         Attn:  Ernest C. Garcia III

                  With a copy to:        Snell & Wilmer, L.L.P.
                                         One Arizona Center
                                         Phoenix, Arizona 85004
                                         FAX:  602-382-6070
                                         Attn:  Steven D. Pidgeon, Esq.

                  If to Alphabit:        Alphabit Media, Inc.
                                         1111 Harrison Street
                                         San Francisco, California  94103
                                         FAX:  415-252-9343
                                         Attn:  Joe Belluomini

                  With a copy to:        Crosby, Heafey, Roach & May
                                         Professional Corporation
                                         Four Embarcadero Center
                                         Suite 1900
                                         San Francisco, California  94111
                                         FAX:  415-391-8269
                                         Attn:  Matthew P. Fisher

                  If to Designet:        Designet S.A. de C.V.
                                         Napoles 59, Primer Piso
                                         Col. Juarez
                                         Mesico, D.S.  06600
                                         FAX:  011-525-286-8124
                                         Attn:  Elias Terman

                  With a copy to:        Mitchell & Shea
                                         1540 Sixth Avenue
                                         San Diego, California  92101
                                         FAX:  619-702-6534
                                         Attn:  Patrick G. Shea

                  If to CRI:             Cruttenden Roth Incorporated
                                         24 Corporate Plaza
                                         Newport Beach, California  92660
                                         FAX:  949-720-7223
                                         Attn:  Aaron Gurewitz



         All such notices and other communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if delivered by mail; the next business day, if by recognized overnight courier service; and when receipt acknowledged, if telecopied; provided, however, notice to a party's attorney shall not constitute notice to such party.

         10.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the exhibits and attachments hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

         10.4 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         10.5 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements, representations, warranties and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise, except that Quepasa and the Merger Sub may assign all or any portion of their rights under this Agreement to any wholly owned subsidiary, but no such assignment shall relieve Quepasa and the Merger Sub of their obligations hereunder, and except that this Agreement may be assigned by operation of law to any corporation with or into which Quepasa may be merged; and (d) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Arizona, without giving effect to the principles of conflict of laws thereof. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.

         10.6 Acknowledgement of Representation. Each of the parties acknowledges that Snell & Wilmer LLP represents Verde Capital Partners, LLC in connection with this Agreement and the other agreements, documents or instruments contemplated hereby and that, except for purposes of delivering the legal opinion required under Section 7.3(e) only, Snell & Wilmer LLP neither represents, nor is acting on behalf of, eTrato or any Shareholder other than Verde Capital Partners, LLC.

                                MERGER AGREEMENT

                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, Quepasa, the Merger Sub, eTrato and the Shareholders have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.



                                    QUEPASA.COM, INC., a Nevada corporation



                                    By    /s/ Gary Trujillo
                                    Name:   Gary Trujillo
                                    Title:  President & CEO


                                    ETRATO ACQUISITION INC.,
                                    a Delaware corporation



                                    By    /s/ Gary Trujillo
                                    Name:   Gary Trujillo
                                    Title:  President


                                    ETRATO.COM, INC., a Delaware corporation



                                    By    /s/ Elias M. Terman
                                    Name:  Elias M. Terman
                                    Title:  CEO/President


                                    VERDE CAPITAL PARTNERS, LLC,
                                    an Arizona Company



                                    By    /s/ Ernest C. Garcia II
                                    Name:
                                    Title:

                                    ALPHABIT MEDIA VENTURES, LLC.,
                                    a California limited liability company



                                    By   /s/ Joe Belluomini
                                    Name:
                                    Title:



                                    DESIGNET, S.A. de C.V.,
                                    a Mexico corporation



                                    By    /s/ Elias M. Terman
                                    Name:  Elias M. Terman
                                    Title:  CEO/President



                                    DESIGNET VENTURES, L.L.C.,
                                    a California limited liability company



                                    By    /s/ Elias M. Terman
                                    Name:  Elias M. Terman
                                    Title:  CEO/President


                                    CRUTTENDEN ROTH INCORPORATED,
                                    a California corporation



                                    By   /s/  Byron C. Roth
                                    Name: Byron C. Roth
                                    Title:  Chairman & CEO

                                    EXHIBIT A


                             FORM OF PROMISSORY NOTE

                                    EXHIBIT B


                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT C

                          FORM OF NON-COMPETE AGREEMENT

                                    EXHIBIT D

                          FORM OF EMPLOYMENT AGREEMENT